UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 22, 2007

NBO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

STATE OF MARYLAND (State or other jurisdiction of incorporation)	033037 (Commission File Number)	55-0795927 (IRS Employer Identification No.)
3676 West California Avenue, Building D Salt Lake City, Utah 84104 (Address of principal executive offices) Registrant’s telephone number, including area code (801) 887-7000

ITEM 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 22, 2007, the Company conferred upon Christopher P. Foley, the Company’s Chief Financial Officer and a member of the Board of Directors, the additional responsibilities of Secretary and Treasurer of the Company. D. Kent Jasperson, who has been serving as secretary, treasurer and principal accounting officer, will retain his duties as the Company’s principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2007	NBO SYSTEMS, INC., a Maryland Corporation By: /s/ Keith A. Guevara________________ Keith A. Guevara President & Chief Executive Officer